Exhibit 10.43

ADDENDUM TO

PUREDEPTH, INC. 2006 STOCK INCENTIVE PLAN

This Addendum to the PureDepth, Inc. 2006 Stock Incentive Plan (the “Plan”) is intended to apply to all Incentives granted under the Plan.  Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Addendum.  Notwithstanding any provision contained in the Plan to contrary and to the extent required by applicable law, the Plan is hereby amended as follows:

1.           Exercise Price.  To the extent required by sections 260.140.41 and 260.140.42 of Title 10 of the California Code of Regulations (“Applicable California Law”), the exercise price per share for an Incentive shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of stock on the effective date of grant of the Incentive.  Notwithstanding the above, to the extent required by Applicable California Law, the exercise price per share for an Incentive shall be not less than one hundred percent (100%) of the Fair Market Value of a share of stock on the effective date of grant of the Incentive if the recipient possesses more than 10% of the total combined voting power of the Company as described by Applicable California Law.

2.           Exercisability of stock options.  To the extent required by Applicable California Law, with the exception of a stock option granted to an officer, a director or a consultant of the Company, no stock option granted to a California resident shall become exercisable at a rate less than twenty percent (20%) per year over a period of five (5) years from the effective date of grant of such stock option, subject to the participant’s continued service with the Company.

3.           Effect of Termination of Service.  Subject to earlier termination of the stock option as otherwise provided by the Plan or option agreement and unless a longer exercise period is provided by the Committee in the grant of a stock option and set forth in the option agreement, a stock option shall terminate immediately upon the participant’s termination of service to the extent that it is then unvested.   To the extent required by Applicable California Law, the stock option shall be exercisable after the participant’s termination of service to the extent it is then vested only during the applicable time period determined in accordance with this section and thereafter shall terminate:

A.           Death or Disability.  If the participant’s service with the Company terminates because of the death or Disability of the Participant, the stock option, to the extent unexercised and exercisable on the date on which the participant’s service terminated, may be exercised by the participant (or the participant’s guardian, legal representative, or other person who acquired the right to exercise the stock option by reason of the participant’s death, as applicable) at any time prior to the expiration of six (6) months after the date on which the participant’s service terminated, but in any event no later than the date of expiration of the stock option’s term as set forth in the option agreement evidencing such stock option (the “Option Expiration Date”).  For purposes of this Addendum, the term “Disability” means the inability of the participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the participant’s position with the Company because of the sickness or injury of the participant.

B.           Other Termination of Service.  If the participant’s service terminates for any reason, except for Disability or death, the stock option, to the extent unexercised and exercisable by the participant on the date on which the participant’s service terminated, may be exercised by the participant at any time prior to the expiration of three (3) months after the date on which the participant’s service terminated, but in any event no later than the Option Expiration Date.

4.           Termination Date.  No Incentives may be granted under the Plan more than ten years after the effective date of the Plan.

5.           Repurchase Provisions.  Unless otherwise provided by the Committee in the grant of a restricted stock award or restricted stock unit and set forth in the agreement memorializing the restricted stock award or restricted stock unit, if a participant’s service terminates for any reason, whether voluntary or involuntary (including the participant’s death or disability), then the Company shall have the option to repurchase for the purchase price paid by the participant any shares acquired by the participant which remain subject to restrictions as of the date of the participant’s termination of service; provided, however, that with the exception of shares acquired by an officer, a director or a consultant of the Company, the Company’s repurchase option must lapse, to the extent required by Applicable California Law, at the rate of at least twenty percent (20%) of the shares per year over the period of five (5) years from the effective date of grant of the Incentive (without regard to the date on which the Incentive was exercised) and the repurchase option must be exercised, if at all, for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days following the participant’s termination of service.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.